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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Maxwell Technologies, Inc. for the registration of 431,279 shares of its common stock and to the incorporation by reference therein of our report dated September 15, 1998, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.



                                   /s/ ERNST & YOUNG LLP

                                   ERNST & YOUNG LLP

San Diego, California
November 13, 1998